                                                                  EXHIBIT 4




                              FIXED ACCOUNT RIDER


This rider is made part of the basic contract to which it is attached. The date of issue of the rider is the same as that of the basic contract unless a different date is shown on the Contract Specifications page. Except as provided in this rider, the Fixed Account is treated the same as an Underlying Fund.

When You direct Us to do so, We will apply all or any part of Your Purchase Payments to the Fixed Account.

- --------------------------------------------------------------------------------
                               PURCHASE PAYMENTS
- --------------------------------------------------------------------------------

The Purchase Payments are the payments You allocate to the Fixed Account. No Purchase Payment after the first is required to keep the Fixed Account in effect, as long as the basic contract is in effect.

We will apply the allocation of the first net Purchase Payment paid for the Fixed Account to provide Accumulation Units to the Fixed Account within two business days after it is received in good order at Our Office. We will apply any allocation of the net Purchase Payments after the first net Purchase Payment as of the day We receive it at Our Office.

- --------------------------------------------------------------------------------
                             VALUATION INFORMATION
- --------------------------------------------------------------------------------

For the purpose of this Fixed Account only, the VALUATION INFORMATION section of the basic contract is amended by deleting the following provisions:
      1.  "Number of Accumulation Units;"
      2.  "Accumulation Unit Value;" and
      3.  "Net Investment Factor;"
and the following provisions are added.

NUMBER OF ACCUMULATION UNITS
We will determine the number of Accumulation Units to be credited to the Fixed Account by dividing the net Purchase Payment applied to the Fixed Account by the applicable Accumulation Unit Value of the Fixed Account.

ACCUMULATION UNIT VALUE
We will determine the value of an Accumulation Unit for the Fixed Account on any day by multiplying:
      a)  the value on the immediately preceding date; by
      b) the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR
The net interest factor for a day is:
      1. the assured Net Interest Rate which is equivalent to an annual interest rate of 3%, plus
      2. any interest in excess of the assured Net Interest Rate (3%) credited at Our discretion, plus
      3.  1.0000.

- --------------------------------------------------------------------------------
                    INTEREST CREDITED TO THE FIXED ACCOUNT
- --------------------------------------------------------------------------------

Interest will be compounded and credited to the Fixed Account at a daily rate equivalent to the effective annual interest rate as determined by Us. The rate will never be less than the Net Interest Rate of 3%. Additional amounts may be credited by Us for the guaranteed interest periods shown on the Contract Specifications page.

From time to time, We may offer customers special interest rates.





L-14660                               1                           TIC Ed. 1-96

- --------------------------------------------------------------------------------
         TRANSFERS BETWEEN THE UNDERLYING FUNDS AND THE FIXED ACCOUNT
- --------------------------------------------------------------------------------

Amounts may generally be transferred from the Underlying Funds to the Fixed Account at any time. Amounts may be transferred from the Fixed Account to the Underlying Funds as described on the Contract Specifications page. No transfers will be allowed between the Fixed Account and any Competing Fund in the Plan. Amounts previously transferred from the Fixed Account to the Underlying Funds may not be transferred back to the Fixed Account or any Competing Fund for a period of at least 3 months from the date of transfer. We reserve the right to limit the number of transfers and percentage of Cash Value, as shown on the Contract Specifications page, to be transferred from the Fixed Account to the Underlying Funds and to contracts not issued by Us. The minimum number of transfers allowed would be one in any six-month period.

- --------------------------------------------------------------------------------
      TRANSFERS BETWEEN CONTRACTS NOT ISSUED BY US AND THE FIXED ACCOUNT
- --------------------------------------------------------------------------------

At Your Written Request, We will make available the Cash Surrender Value of the Fixed Account for transfer to contracts not issued by Us, subject to the restrictions on the Contract Specifications page.

- --------------------------------------------------------------------------------
     TRANSFERS BETWEEN OTHER CONTRACTS ISSUED BY US AND THE FIXED ACCOUNT
- --------------------------------------------------------------------------------

Under specific conditions, We may allow You to transfer funds held by You in another group annuity contract issued by Us to the Fixed Account without incurring deferred sales charges or surrender charges to the funds being transferred. Once the transfer is complete and We have established an account for You at Your direction, new deferred sales charges or surrender charges may apply to the Fixed Account as shown on the Contract Specifications page.

We may also allow You, under specific conditions, to transfer funds held by You for a Participant in the Fixed Account to another contract issued by Us without incurring the deferred sales charge or surrender charge shown on the Contract Specifications page to the funds being transferred. Once the transfer is complete and We have established a new account for the Participant at Your direction, new deferred sales charges or surrender charges may apply to the new contract in accordance with the provisions of such contract.

- --------------------------------------------------------------------------------
                      DISTRIBUTION FROM THE FIXED ACCOUNT
- --------------------------------------------------------------------------------

ALLOWABLE DISTRIBUTIONS
You may request allowable distributions shown on the Contract Specifications page from the Fixed Account at any time. Upon receipt of Your Written Request, We will pay You the Cash Value of the Fixed Account as applicable for those allowable distributions.

SURRENDER FROM FIXED ACCOUNT CELLS
For the purpose of processing distributions from the Fixed Account, withdrawals are taken from the most recent "cell" first, and each subsequent cell is accessed for distributions in descending order on a Last-In, First-Out (LIFO) basis.

The Cash Surrender Value will be determined as of the next valuation following receipt of Your Written Request. We may defer payment of the Cash Surrender
Value in the Fixed Account for up to six months from the date of the Written Request. If a payment is deferred more than 30 days from the date the request is received, We will pay interest of 3% on the amount deferred.
- --------------------------------------------------------------------------------
                               CONTRACT CHARGES
- --------------------------------------------------------------------------------

AMOUNTS DEDUCTED ON SURRENDER
The applicable amounts deducted on Surrender are shown on the Contract Specifications page. These amounts may be reduced or eliminated to the extent that We anticipate lower sales expenses or perform fewer sales services due to:
         1.  the size of the group participating in the contract;
         2.  an existing relationship to the contract owner;
         3.  use of mass enrollment procedures, or;
         4. performance of sales functions by a third party, which We would otherwise perform.





L-14660                                2                          TIC Ed. 1-96

- --------------------------------------------------------------------------------
                      CONTRACT DISCONTINUANCE PROVISIONS
- --------------------------------------------------------------------------------

If the contract is discontinued, this rider will also be discontinued, and no further Purchase Payments or transfers will be allowed.

On the date We receive Your Written Request to discontinue the contract, or within 31 days after We notify You in writing of Our intent to discontinue the contract, any amounts transferred from the Fixed Account to the Underlying Funds during the previous 30 days from the date of discontinuance will be transferred back to the Fixed Account.

If the contract is discontinued because of Plan Termination and the Plan certifies to Us that the Plan Termination is the result of the dissolution or liquidation of the employer under US Code Title 11 procedures, the Cash Surrender Value will be distributed directly to the employees entitled to share in such distributions in accordance with the Plan relating to Plan Termination. Distribution may be in the form of cash payments, Annuity options, or deferred annuities. This provision does not apply to 457 Deferred Compensation Plans.

If the Plan is terminated or the contract discontinued for any other reason, then upon discontinuance of this contract, We will determine the Market Adjusted Value of the Fixed Account. The Market Adjusted Value is the current value as of the date of discontinuance and reflects the relationship between the rate of interest credited to funds on deposit under the Fixed Account at the time of discontinuance to the rate of interest credited on new deposits for this class of contracts at the time of discontinuance. The Market Adjusted Value may be greater than or less than the Cash Value of the Fixed Account.

If the Market Adjusted Value is less than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You Your choice of:

         a) the Market Adjusted Value, less any amounts deducted on Surrender, in one lump sum within 60 days of the date of discontinuance; or

         b) the Cash Surrender Value of the Fixed Account in installments over a 5 year period. The amount deducted on Surrender, if any, is determined as of the date of discontinuance and will apply to all installment payments. Interest will be credited to the remaining Cash Value of the Fixed Account during this installment period at a fixed effective annual interest rate not less than 3%. The first payments will be made no later than 60 days following Our mailing the written notice to You at the most current address available on Our records. The payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract Specifications page are not allowed during the 5 year installment period.

If the Market Adjusted Value is greater than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You Your choice of:

         a) the Cash Surrender Value of the Fixed Account within 60 days of the date of discontinuance; or

         b) the Cash Value of the Fixed Account in installments over a 5 year period. Interest will be credited to the remaining Cash Value of the Fixed Account during this installment period at a fixed effective annual interest rate not less than 3%. The first payment will be made no later than 60 days following Our mailing the written notice to You at the most current address available on Our records. The remaining payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract Specifications page are not allowed during the 5 year installment period.

                             THE TRAVELERS INSURANCE COMPANY

                                           [sig]

                                         President





L-14660                                3                           TIC Ed. 1-96

                                  ENDORSEMENT


- --------------------------------------------------------------------------------
                      CONTRACT DISCONTINUANCE PROVISIONS
- --------------------------------------------------------------------------------


The Contract Discontinuance provisions noted in the Fixed Account Rider are hereby modified to read:

If the contract is discontinued, this rider will also be discontinued, and no further Purchase Payments or transfers will be allowed.

On the date We receive Your Written Request to discontinue the contract, or within 31 days after We notify You in writing of Our intent to discontinue the contract, any amounts transferred from the Fixed Account to the Underlying Funds during the previous 30 days from the date of discontinuance will be transferred back to the Fixed Account.

If the contract is discontinued because of Plan Termination and the Plan certifies to Us that the Plan Termination is the result of the dissolution or liquidation of the employer under US Code Title 11 procedures, the Cash Surrender Value will be distributed directly to the employees entitled to share in such distributions in accordance with the Plan relating to Plan Termination. Distribution may be in the form of cash payments, Annuity options, or deferred annuities. This provision does not apply to 457 Deferred Compensation Plans.

If the Plan is terminated or the contract discontinued for any other reason, then upon discontinuance of this contract, We will pay You the Cash Surrender Value of the Fixed Account in a lump sum within 60 days of the date of discontinuance.


                                        THE TRAVELERS INSURANCE COMPANY


                                                     [sig]

                                                   President





L-14661                                                            TIC Ed. 1-96